UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2013, Cerus Corporation (the “Company”) entered into an amendment (the “Amendment”) to the amended and restated manufacturing and supply agreement (the “Manufacturing Agreement”), dated December 12, 2008, with Fresenius Kabi Deutschland GmbH (as successor-in-interest to Fenwal, Inc., “Kabi”). The terms of the Amendment are effective as of January 1, 2014. The Amendment extends the term of the Manufacturing Agreement from December 31, 2013 to December 31, 2018. The Amendment also specifies the prices to be paid by the Company and certain volume commitments to be made by the Company under the Manufacturing Agreement, as well as a commitment by Kabi to identify and qualify a second manufacturing facility.

The foregoing is only a brief description of the material terms of the Amendment and does not purport to be complete. The Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company will be requesting confidential treatment for certain terms of the Amendment, which will be filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: November 22, 2013

	By:	/s/ Chrystal N. Menard
Chrystal N. Menard
Chief Legal Officer